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                                                                   EXHIBIT 10.16

                          TOREADOR ROYALTY CORPORATION

                              SEVERANCE AGREEMENT


         This Severance Agreement ("Agreement") is made and effective as of the 2nd day of March, 1996, by and between Toreador Royalty Corporation., a Delaware corporation (the "Company"), and James S. Blair, ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company has a limited number of employees; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below); and

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Employee with compensation and benefit arrangements upon a Change of Control which insures that such compensation and benefits are competitive with other corporations;

         NOW, THEREFORE, in consideration of Employee's continued employment by the Company, as well as the promises, covenants and obligations contained herein, the Company and Employee agree as follows:

         1. Payment of Severance Amount. Upon the occurrence of a Termination Event (as defined in paragraph 2), the Company shall continue to be obligated to (i) make payments of Employee's Base Annual Salary (as defined in paragraph 2) and (ii) provide Employee with benefits under the employee benefit plans (including, without limitation, life, disability and medical insurance) provided by the Company at the level provided at the date of the Change of Control (as defined in paragraph 2), for a period of six months after the date of the termination constituting such Termination Event (the "Termination Date").

         2.      Definitions.

                 (a) A "Termination Event" shall be deemed to have occurred if:

                          (i) The Company or any subsidiary thereof or successor thereto shall terminate Employee's employment for any reason other than for Cause within one (1) year following the occurrence of a Change of Control; or
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                          (ii)    The Employee shall voluntarily terminate his
                 employment within one (1) year of a Change of Control for "good reason" upon the occurrence of any one or more of the following:

                                  (A)  A significant and material change in
                          the nature or scope of the Employee's duties from those engaged in immediately prior to the date on which a Change of Control occurs to duties that are, taken as a whole, inconsistent with Employee's range and duration of experience;

                                  (B)  A reduction in Employee's base
                          salary from that provided to him or her immediately prior to the date the Change of Control occurs;

                                  (C)  A diminution in Employee's
                          eligibility to participate in bonus, stock option or other incentive compensation plans or employee benefit plans (including medical, dental, life insurance and long-term disability plans) provided for employees with comparable duties; and

                                  (D)  Any required relocation of Employee
                          of more than twenty miles from Employee's the current location (including any required business travel in excess of the greater of 60 days per year or the level of business travel of Employee prior to the most recent Change of Control).

                 (b) A "Change of Control" shall be deemed to have occurred if:

                          (i) the stockholders of the Company shall approve (A) any merger, consolidation or reorganization of the Company (a "Transaction") in which the stockholders of the Company immediately prior to the Transaction would not, immediately after the Transaction, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors, or in which the members of the Company's Board immediately prior to the Transaction would not, immediately after the Transaction, constitute a majority of the board of directors of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company's assets, or (C) any plan or proposal for the liquidation or dissolution of the Company;

                          (ii) individuals who constitute the Company's Board as of the date of adoption of the Plan by the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however,


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                 that for purposes of this subparagraph (ii), any individual who becomes a Director of the Company subsequent to the date of adoption of the Plan by the Board, and whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the Incumbent Directors who are Directors at the time of such vote, shall be considered an Incumbent Director; or

                          (iii)      any "person," as that term is defined in
                 Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange
                 Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board ("Voting Securities"), in either such case other than as a result of acquisitions of such securities directly from the Company.

                 Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (iii) of this paragraph 2(b) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph
         (iii) of this paragraph 2(b).

                 (c) "Base Annual Salary" shall, as determined on the Termination Date, be equal to the greater of (i) Employee's annual salary excluding bonuses and special incentive payments on the date of the earliest Change of Control to occur during the eighteen month period prior to the Termination Date or (ii) Employee's annual salary excluding bonuses and special incentive payments on the Termination Date.





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                 (d)      "Cause" as used herein with respect to termination of
         Employee's employment shall mean termination for wilful misconduct of Employee with regard to his employment or the commission of fraud by Employee against any person.

         3. Parachute Payment Limitations. To the extent that any amounts payable pursuant to this Agreement would result in receipt by Employee of a "parachute payment" (as such term is defined in section 280G(b)(2)(A) of the Internal Revenue Code of 1954, as amended (the "Code")), Employee shall be entitled to receive only that amount of compensation that would result in Employee's receiving an aggregate present value of all payments in the nature of compensation received by or for the benefit of Employee from the Company and its affiliates that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, whether pursuant to this Agreement or any other arrangement, which is equal to 2.999 times Employee's "base amount" (as such term is defined in section 280G(b)(3)(A)O of the Code). The foregoing limitation is intended to provide the Company with the discretion to reduce payments in the nature of compensation to or for the benefit of Employee that are contingent on change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, under this Agreement and other arrangements, in whatever manner is most suitable under the circumstances so as to avoid imposition of the sanctions imposed under sections 280G and 4999 of the Code with respect to "excess parachute payments" (as such term is defined in section 280G(b)(1) of the Code); provided, however, that the Company shall have the obligation to exercise such discretion in a manner that results in the minimization of federal income tax incidence to Employee.

         4. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:      Toreador Royalty Corporation
                                    530 Preston Commons West
                                    8117 Preston Road
                                    Dallas, Texas 75225
                                    Attention:   Chairman

         If to Employee to:         James S. Blair
                                    7318 Craigshire
                                    Dallas, Texas  75231

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         5. Applicable Law. This contract is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.


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         6.      Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         8. Withholding of Taxes. Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         9. No Employment Agreement. Nothing in this Agreement shall give employee any rights (or impose any obligations) to continued employment by the Company or any subsidiary thereof or successor thereto, nor shall it give the Company any rights (or impose any obligations) with respect to continued performance of duties by Employee for the Company or any subsidiary thereof or successor thereto.

         10.     Assignment.

                 (a) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in the remainder of this paragraph 10. Without limiting the foregoing, Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph 10 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                 (b) The Company may: (x) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Employee performs services, in whole or in part; (y) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume all liabilities of the Company hereunder as fully as if it has been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

         11. Modifications. This Agreement shall not be varied, altered, modified, canceled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                        TOREADOR ROYALTY CORPORATION



                                        By: /s/ PETER R. VIG
                                            -----------------------------------
                                            Peter R. Vig
                                            Chairman and Chief Executive Officer


                                        EMPLOYEE


                                        /s/ JAMES S. BLAIR
                                        ---------------------------------------
                                        James S. Blair





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